                                                                    EXHIBIT 3.16

                                   BY-LAWS OF

                              PHOENIX RACING, INC.

                     A Corporation Organized Pursuant to The
                California Corporations Code of 1977, As Amended

                               ARTICLE I. OFFICES

            The principal executive office of the corporation shall be located at 1140 Campbell Avenue, San Jose, CA 95126.

            The Board of Directors (hereinafter referred to as the Board) shall have the authority to change the principal executive office. The corporation may have such other offices, either within or without the State of California as the Board may designate or as the business of the corporation may from time to time require.

                        ARTICLE II. SHAREHOLDERS MEETINGS

         1. Place of Meetings. Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place designated by the Board or by consent, in writing, of all persons entitled to vote thereat, given before or after the meeting and filed with the Secretary.

         2. Annual Meetings. The annual meeting of the shareholders shall be on the first Tuesday of October in each year, beginning with the year next following the adoption of the bylaws at 10:00 o'clock A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

         3. Special Meetings. Special meetings of the shareholders may be called at any time by the Board, Chairman of the Board, President, a Vice President, Secretary or by holders of shares entitled to cast not less than 10 percent of the votes at the meeting. Except as hereafter provided notice shall be given in the same manner as notice for an annual meeting. Upon receipt of a mailed or personally delivered written request addressed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board), entitled to call a special meeting of shareholders the officer shall, within 20 days after receipt of the request, cause to be given to the shareholders entitled to vote, a notice that a meeting will be held at a time requested by the person(s) calling the meeting, not less than 35 nor more than 60 days after receipt of such request. The person entitled to call the meeting may give the notice if the notice was not given within 20 days after receipt of the request.


BY-LAWS OF PHOENIX RACING, INC.                                           Page 1

         4. Notice Of Meetings And Reports. Notice of annual or special meetings shall be given in writing not less than 10 nor more than 60 days before the date of the meeting, to shareholders entitled to vote thereat by the Secretary or an Assistant Secretary, or if there be no such officer, or in the case of neglect or refusal, by any director or shareholder. The notice or any reports shall be given personally or by mail or other means of written communication as provided in Corporations Code Section 601 and shall be sent to the shareholder's address appearing on the books of the corporation, or supplied to the corporation by the shareholder for the purpose of notice. In the absence thereof, notice shall be deemed to have been given if mailed to the principal executive office of the corporation or published at least once in a newspaper of general circulation in the county in which the principal executive office is located.

         Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and (a) in case of a special meeting, the general nature of the business to be transacted, or (b) in the case of annual meeting, those matters which the directors at date of mailing intend to present for action by the shareholders. At any meetings where directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

         Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication The officer giving such notice or report shall prepare and file an affidavit or declaration thereof. It shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken; however, when a meeting is adjourned for 45 days or more, notice of the adjourned meeting shall be given in the same manner as an original meeting.

         5. Quorum. At any meeting of shareholders a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         6. Voting. The shareholders entitled to notice of any meeting or to vote at any meeting shall be only the persons in


BY-LAWS OF PHOENIX RACING, INC.                                           Page 2
whose names shares stand on the share records of the corporation on the record date determined in accordance with these bylaws.

         If no record date is determined, (a) the record date for determining shareholders entitled to notice of, or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, (b) the record date for determining shareholders entitled to give consent to corporate actions in writing without a meeting when no prior action by the Board is necessary, shall be at the close of business on the day on which the first written consent is given, and (c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

         Every shareholder entitled to vote shall be entitled to one vote for each share held, except for the election of directors. In an election for directors, if a candidate's name has been placed in nomination prior to the voting and one or more names has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's votes, then every shareholder entitled to vote may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distribute the votes on the same principal among as many candidates as the shareholder chooses. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected. Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot.

         7. Proxies. Every person entitled to vote shares may do so by one or more persons authorized by proxy in writing executed by such shareholder and filed with the Secretary.

         Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, provided however, that no proxy shall be Valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

         8. Waivers and Consents. Actions taken at a meeting of shareholders however called and noticed, where a quorum is present in person or by proxy, are as valid as if taken after regular call and notice, provided that each person entitled to vote either before or after the meeting signs a written waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be made


BY-LAWS OF PHOENIX RACING, INC.                                           Page 3
part of the minutes of the meeting. Neither the business to be conducted nor the purpose of any regular or special meeting must be set forth in any waiver of notice, except as provided by Section 601(f) of the Corporations Code. Attendance shall constitute a waiver of notice unless objection is made as provided in Section 601(e) of the Corporations Code.

         9. Action Without Meeting. Any action which may be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action taken, shall be signed by the shareholders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all sharers entitled to vote thereon were present and voted.

         Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholders' approval of (a) a contract or other transaction between the corporation and one or more of its directors or another corporation, firm or association in which one or more of its directors has a material financial interest pursuant to Section 310 of the Corporations Code, (b) indemnification of an agent of the corporation, pursuant to Section 317 of the Corporations Code, (c) the principal terms of reorganization pursuant to Section 1201 of the Corporations Code, and (d) a plan of distribution as part of the winding up of the corporation pursuant to Section 2007 of the Corporations Code, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval.

         Prompt notice shall be given of any corporate action taken by shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.

         Notwithstanding any of the foregoing provisions of this section, directors may not be elected by written consent except by the unanimous written constant of all shares entitled to vote for the election of directors.

         A written consent may be revoked by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

         Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares of a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the


BY-LAWS OF PHOENIX RACING, INC.                                           Page 4
corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

         10. Organization of Meetings. The President, or in the absence of the President any Vice President, shall call the meeting of the shareholders to order and shall act at chairman of the meeting. In the absence of the President and all of the Vice Presidents, shareholders shall appoint a chairman for such meeting. The Secretary shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

         The order of business at all meetings of the shareholders shall be as follows:

         (1) Roll call.

         (2) Proof of notice of meeting or waiver of notice.

         (3) Reading of the minutes of the preceding meeting.

         (4) Reports of officers.

         (5) Reports of committees.

         (6) Election of directors.

         (7) Unfinished business.

         (8) New business.

                         ARTICLE III. BOARD OF DIRECTORS

         1. General Powers. The business and affairs of the corporation shall be managed and its corporate powers exercised by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with these By-laws, the Articles of Incorporation, the California Corporations Code and any shareholders' agreement relating to any of the affairs of the corporation as long as it remains a close corporation.

         2. Number and Tenure. The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected and qualified. The number of directors may be changed only by an amendment of the Articles of Incorporation or by a by-law adopted by the share-


BY-LAWS OF PHOENIX RACING, INC.                                           Page 5
holders amending this section.

         3. Meetings. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purposes of organization, election of officers, and the transaction of other business.

         Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Call and notice of all regular meetings of the Board are hereby dispensed with.

         Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman, the President, any Vice President, the Secretary, or by any two directors.

         Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone or telegraph.

         If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at the director's address shown in the records of the corporation, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Directors may participate in a meeting using communication equipment, provided that all participants can hear each other.

         4. Quorum. A majority of the authorized number of directors is a quorum for the transaction of business, except to adjourn. Action taken by a majority of the directors present at a meeting held at which a quorum is present is an act of the Board of Directors unless a greater number is required by law or the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business despite the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting.

         5. Vacancies In The Board Of Directors. A director may resign effective upon giving written notice to the Chairman, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.


BY-LAWS OF PHOENIX RACING, INC.                                           Page 6

         Vacancies, except those existing as a result of removal of a director, may be filled by a majority of the remaining directors, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

         A vacancy shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

         The shareholders may elect a director at any time to fill a vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. A reduction of the authorized number of directors shall not cause the removal of any director prior to the expiration of the director's term of office.

         6. Removal. Directors may be removed without cause if the removal is approved by a majority of all the outstanding shares entitled to vote. The remaining directors may elect a successor to complete the unexpired term of the director so removed.

         7. Waiver of Notice. Action taken at a meeting of the Board, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs, a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the minutes of the meeting.

         8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any director's meeting to another time and place, Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except if the meeting is adjourned for more than 24 hours. In such case notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

         9. Compensation. No compensation shall be paid to directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving


BY-LAWS OF PHOENIX RACING, INC.                                           Page 7
compensation therefor.

         10. Action Taken Without Meeting. Any action required or permitted to be taken by the Board may be taken without a formal board meeting, provided that all board members shall individually or collectively consent in writing to such action. The consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

         11. Committees. Committees of the Board consisting of two or more directors may be appointed by resolution passed by a majority of the Board. Committees shall have such powers as shall be expressly delegated to them by resolution of the Board, except those powers expressly made non-delegable by
Section 311 of the Corporations Code.

                              ARTICLE IV. OFFICERS

         1. Officers. The officers of the corporation shall be a president, a secretary and a chief financial officer. A chairman of the Board, one or more vice presidents and assistant officers as may be deemed necessary, may be elected or appointed by the directors. A person may hold more than one office but may not execute, acknowledge or verify an instrument in more than one capacity.

         2. Election And Term Of Office. The officers of the corporation shall be elected annually at the first meeting of the directors held after each annual meeting of the shareholders. Each officer shall hold office until a successor is elected and qualified or until death, resignation or removal.

         3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4. Resignation. An officer may resign at any time upon written notice given to the Board, the President, or the Secretary. A resignation shall take effect on the day of receipt or any other time specified in the notice. Acceptance of a resignation shall not be necessary to make it effective.

         5. Chairman of the Board. The Chairman of the Board, if there shall be one, shall preside at all meetings of the Board and exercise and perform such other powers and duties as may be authorized by the Board.

         6. President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be


BY-LAWS OF PHOENIX RACING, INC.                                           Page 8
one, the President shall be the chief executive of officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and in the absence of the Chairman, or if there be none, at all meetings of the Board. The President shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the President of the corporation, and shall have such other powers and duties as may be prescribed by the Board.

         7. Vice President. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice President shall have such other powers and perform such other duties as may be prescribed for them by the Board.

         8. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal executive office or such other place as the Board may designate. The book of minutes shall include minutes of all meetings of directors and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at director's meetings, and the number of shares present or represented at shareholders' meetings.

         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, if any, a share register, or duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and directors required by the By-Laws or by law, and shall keep the seal of the corporation in the safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

         9. Chief Financial Officer. The Treasurer is the chief financial officer and shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account


BY-LAWS OF PHOENIX RACING, INC.                                           Page 9
shall at all reasonable times be open to inspection by any director.

         10. Compensation of Officers. The salaries of the officers shall be fixed, from time to time, by the Board.

                    ARTICLE V. CORPORATE RECORDS AND REPORTS

         1. Records. The corporation shall maintain adequate and correct accounts, books and records of its business and properties in accordance with generally accepted accounting principles. All of such books, records and accounts shall be kept at its principal executive office.

         The original or a copy of these By-Laws, as amended to date, certified by the Secretary, shall be kept at the corporation's principal executive office.

         2. Inspection By Shareholders. The share register, accounting books and records and minutes of proceedings of the shareholders, the Board and committees of the Board shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Inspection and copying may be made in person, by agent, or by attorney.

         Shareholders shall also have the right to inspect the original or certified copy of these By-Laws, as amended to date, kept at the corporation's principal executive office, at all reasonable times during business hours.

         If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

         3. Inspection By Directors. Each director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also all of its subsidiary corporations. Inspection by a director may be made in person or by agent or by attorney and includes the right to copy and obtain extracts.

         4. Waiver of Annual Report. The annual report to shareholders, described in Section 1501 of the Corporations Code is hereby expressly waived.

         5. Contracts, Etc. The Board of Directors, except as otherwise provided in the By-Laws may authorize any officer or


BY-LAWS OF PHOENIX RACING, INC.                                          Page 10
officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

         6. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person(s) and in such manner as shall be determined from time to time by the Board.

                               ARTICLE VI. SHARES

         1. Certificates For Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board. Certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board. They shall state the name of the record holder of the shares represented thereby, the total authorized issue, the number of shares represented by the particular certificate, the designation, if any, and class or series of shares represented thereby, and any statement or legend required by the Corporations Code. All certificates for shares shall be consecutively numbered and issued in consecutive order with the date of issuance entered thereon.

         Any or all the signatures on the certificates may be made by facsimile provided that they are countersigned by a transfer agent or transfer clerk and registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

         2. Transfer On The Books. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share register.

         3. Lost Or Destroyed Certificates. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by the lost certificates, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.


BY-LAWS OF PHOENIX RACING, INC.                                          Page 11

         4. Record Date and Closing of Transfer Books. The Board may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purpose for which it is fixed. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at that meeting, or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. The Board may close the books of the corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, or the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

                           ARTICLE VII. MISCELLANEOUS

         1. Indemnification. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred in connection with such proceeding if the person acted in good faith, reasonably believing the acts to be in the best interest of the corporation and having no reason to believe the conduct unlawful. The corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by Section 317(f) of the Corporations Code. The definition of "agent," "proceeding" and "expenses" in Section 317 of the Corporations Code shall apply herein.

         2. Construction, Definition and References. The general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these By-Laws, unless the context requires otherwise. Corporations Code section references herein refer to the equivalent sections of the General Corporation Law, effective January 1, 1977, as amended.

         3. Corporate Seal. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, the date of incorporation and the words "Corporate Seal" or "incorporated."


BY-LAWS OF PHOENIX RACING, INC.                                          Page 12

                            ARTICLE VIII. AMENDMENTS

         By-Laws may be adopted, amended or repealed either by affirmative vote by a majority of the outstanding shares entitled to vote or by the Board. A By-Law changing the number of directors must be approved by the shareholders. Each adopted, amended and repealed by-law shall be inserted at the appropriate place in the original or certified copy of the By-Laws kept at the principal executive office of the corporation and the date of such adoption, amendment and repeal shall be noted therein.


BY-LAWS OF PHOENIX RACING, INC.                                          Page 13

                  CERTIFICATION OF THE ADOPTION OF THE BY-LAWS

The undersigned, Secretary of the corporation, hereby certifies that the foregoing is a true and correct copy of the By-Laws of the corporation adopted as of January 28, 1998, by the Board of Directors of the corporation.



Dated: January 28, 1998

                                       /s/ LIZ ROBERTS
                                       ------------------------------
                                       LIZ ROBERTS
                                       Corporate Secretary


CERTIFICATION OF ADOPTION OF THE BY-LAWS                                  Page 1